Exhibit 21.1
WEC ENERGY GROUP, INC.
SUBSIDIARIES AS OF DECEMBER 31, 2021

The following table includes the subsidiaries of WEC Energy Group, a diversified holding company incorporated in the state of Wisconsin, as well as the percent of ownership, as of December 31, 2021:

Subsidiary *	State of Incorporation or Organization	Percent Ownership
ATC Holding LLC	Wisconsin	100%
American Transmission Company LLC	Wisconsin	60.31%
ATC Development Manager, Inc.	Delaware	74.73%
ATC Holdco LLC	Delaware	75.17%
ATC Management Inc.	Wisconsin	60.32%
Bluewater Natural Gas Holding, LLC	Delaware	100%
BGS Kimball Gas Storage, LLC	Delaware	100%
Bluewater Gas Storage, LLC	Delaware	100%
Integrys Holding, Inc.	Wisconsin	100%
Michigan Gas Utilities Corporation	Delaware	100%
Minnesota Energy Resources Corporation	Delaware	100%
Peoples Energy, LLC	Delaware	100%
North Shore Gas Company	Illinois	100%
Peoples Energy Ventures, LLC	Delaware	100%
The Peoples Gas Light and Coke Company	Illinois	100%
Wisconsin Public Service Corporation	Wisconsin	100%
Wisconsin River Power Company	Wisconsin	50%
Wisconsin Valley Improvement Company	Wisconsin	27%
WPS Power Development, LLC	Wisconsin	100%
WPS Visions, Inc.	Wisconsin	100%
Upper Michigan Energy Resources Corporation	Michigan	100%
W.E. Power, LLC	Wisconsin	100%
Elm Road Generating Station Supercritical, LLC	Wisconsin	100%
Elm Road Services, LLC	Wisconsin	100%
Port Washington Generating Station, LLC	Wisconsin	100%
WEC Business Services LLC	Delaware	100%
WEC Infrastructure LLC	Delaware	100%
Jayhawk Wind, LLC	Delaware	90%
Tatanka Ridge Wind, LLC	Delaware	85%
WEC Infrastructure Wind Holding I LLC	Delaware	100%
Bishop Hill Energy III Holdings LLC	Delaware	90%
Blooming Grove Wind Energy Center Holdings LLC	Delaware	90%
Coyote Ridge Wind, LLC	Oregon	80%
Upstream Wind Energy Holdings LLC	Delaware	90%
WEC Investments, LLC	Delaware	100%
Wisconsin Electric Power Company	Wisconsin	100%
Wisconsin Energy Capital Corporation	Wisconsin	100%
Wisconsin Gas LLC	Wisconsin	100%
Wispark LLC	Wisconsin	100%
Wisvest LLC	Wisconsin	100%

*    Omits the names of certain subsidiaries, which if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as of December 31, 2021. Indirectly owned subsidiaries are listed under the subsidiaries through which WEC Energy Group holds ownership.